SIERRA SEMICONDUCTOR CORPORATION
                            1994 INCENTIVE STOCK PLAN
                        (as amended through June 5, 1997)

         1.       Purposes of the Plan.  The purposes of this Stock Plan are:
                  --------------------
         o        to  attract  and  retain  the  best  available  personne   fo
                  positions of substantial responsibility,

         o to provide additional incentive to Employees and Consultants, and

         o        to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors.

         2.       Definitions.  As used herein, the following definitions  shall
                  -----------
                  apply:

                  (a)               "Administrator"  means the  Board or  any of
                                     -------------
its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                  (b)               "Applicable   Laws"    means    the    legal
                                     -----------------
requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

                  (c)               "Board" means the Board of Directors of  the
                                     -----
Company.

                  (d)               "Code" means the Internal  Revenue  Code  of
                                     ----
1986, as amended.

                  (e)               "Committee"  means a Committee appointed  by
                                     ---------
the Board in accordance with Section 4 of the Plan.

                  (f)               "Common Stock" means the Common Stock of the
                                     ------------
Company.

                  (g)               "Company"    means    Sierra   Semiconductor
                                     ------
Corporation, a California corporation.

                  (h)               "Consultant"  means  any  person,  including
                                     ----------
an advisor, Sales Representative or Distributor engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                  (i)               "Continuous    Status   as   an    Employee,
                                     -------------------------------------------
 Consultant or Outside Director"  means  that  the  employment,   consulting  or
-------------------------------
director relationshipwith the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

                  (j)               "Director" means a  member of the Board or a
                                     --------
member of the board of directors of any Parent or Subsidiary of Company.

                  (k)               "Disability"   means  total  and   permanent
                                     ----------
disability as defined in Section 22(e)(3) of the Code.

                  (l)               "Distributor"  means  any  person,   whether
                                     -----------
an individual or an entity, serving as a distributor for the Company or any Subsidiary who (whether as an individual or an entity or through the individual fulfilling the duties of the chief executive officer of the entity) (i) has five years experience as a distributor, (ii) is experienced in representing semiconductor manufacturers and (iii) sold at least $3,000,000 of the products it distributes during the fiscal year immediately prior to the year in which stock is being purchased under the Plan (or $3,000,000 during the current fiscal year to date).

                  (m)               "Employee"   means   any   person, including
                                     --------
Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (n)               "Exchange Act" means the Securities Exchange
                                     ------------
Act of 1934, as amended.

                  (o)               "Fair Market Value" means, as  of any  date,
                                     ------------------------
the value of Common Stock determined as follows:

                           (i)      If  the  Common  Stock   is  listed  on  any
established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii)     If the Common Stock is  quoted on the NASDAQ
System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (iii)    In the absence of an  established market for
the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (p)               "Incentive  Stock Option"  means  an  Option
                                     -----------------------
intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (q)                "Nonstatutory Stock Option" means an Option
                                     -------------------------
not intended to qualify as an Incentive Stock Option.

                  (r)               "Notice of Grant"  means  a  written  notice
                                     ---------------
evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

                  (s)               "Officer"  means  a person who is an officer
                                     -------
of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (t)               "Option"  means   a  stock  option   granted
                                     ------
pursuant to the Plan.

                  (u)               "Option Agreement" means a written agreement
                                     ----------------
between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (v)               "Option Exchange Program"  means  a  program
                                     -----------------------
whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                  (w)               "Optioned Stock"  means  the  Common   Stock
                                     --------------
subject to an Option or Stock Purchase Right.

                  (x)               "Optionee" means an Employee,  Consultant or
                                     --------
Outside Director who holds an outstanding Option or Stock Purchase Right.

                  (y)               "Outside Director" shall mean a Director who
                                     ----------------
is not an Employee of the Company.

                  (z)               "Parent"   means  a   "parent  corporation,"
                                     ------
whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (aa)              "Plan" means this 1994 Incentive Stock Plan.
                                     ----

                  (bb)              "Restricted  Stock" means shares  of  Common
                                     -----------------
Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

                  (cc)              "Restricted    Stock   Purchase   Agreement"
                                     -------------------------------------------
means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                  (dd)              "Rule  16b-3"   means  Rule   16b-3   of the
                                     -----------
Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (ee)              "Sales  Representative"  means  any  person,
                                     ---------------------
whether an individual or an entity, serving as a sales representative for the Company or any Subsidiary who (whether as an individual or an entity or through the individual fulfilling the duties of the chief executive officer of the entity) (i) has five years experience as a sales representative, (ii) is experienced in representing semiconductor manufacturers and (iii) sold at least $3,000,000 of the products of the manufacturers it represents during the fiscal year immediately prior to the year in which stock is being purchased under the Plan (or $3,000,000 during the current fiscal year to date).

                  (ff)              "Share" means a share  of the Common  Stock,
                                     -----
as adjusted in accordance with Section 13 of thePlan.

                  (gg)              "Stock Purchase Right"   means  the right to
                                     --------------------
purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

                  (hh)              "Subsidiary"       means    a    "subsidiary
                                     ----------
corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       Stock Subject to the Plan.   Subject  to  the    provisions of
                  -------------------------
Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 4,100,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall not become available for future grant under the Plan.

                  If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

         4.       Administration of the Plan.
                  ---------------------------
                  (a)               Procedure.

                           (i)      Multiple Administrative Bodies. If permitted
                                    ------------------------------
by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

                           (ii)     Administration With Respect to Directors and
                                    --------------------------------------------
Officers  Subject to Section  16(b).  With  respect to Option or Stock  Purchase
-----------------------------------
Right grants made to  Employees  who are also  Officers or Directors  subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

                           (iii)   Administration With Respect to Other Persons.
                                   ---------------------------------------------
With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                  (b)               Powers of the Administrator.  Subject to the
                                    ---------------------------
provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i)      to determine the  Fair Market Value  of  the
Common Stock, in accordance with Section 2(n) of the Plan;

                           (ii)     to select the Consultants and  Employees  to
whom Options and Stock Purchase Rights may be granted hereunder;

                           (iii)    to  determine  whether and  to  what  exten
Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                           (iv)     to determine the number of shares of  Common
Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                           (v)      to approve forms of agreement for use  under
the Plan;

                           (vi)     to determine the terms and  conditions,  not
inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vii)    to reduce the exercise price of  any  Option
or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                           (viii)   to construe and interpret the terms  of  the
Plan and awards granted pursuant to the Plan;

                           (ix)     to prescribe,  amend  and rescind rules  and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                           (x)      to  modify  or  amend  each Option  or Stock
Purchase Right (subject to Section 15(c) of the Plan);

                           (xi)     to authorize any person to execute on behalf
of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                           (xii)    to institute an Option Exchange Program;

                           (xiii)   to  determine  the  terms  and  restrictions
applicable to Options and Stock Purchase Rights and any Restricted Stock; and

                           (xiv)    to make  all  other   determinations  deemed
necessary or advisable for administering the Plan.

                  (c)               Effect   of Administrator's  Decision.   The
                                    -------------------------------------
Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

         5.       Eligibility.
                  ------------

                  (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. Options may also be granted to Outside Directors but only in accordance with the provisions of Section 5(b) hereof. Subject to Section 5(b) with respect to Outside Directors, if otherwise eligible, an Optionee who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.


                  (b) The provisions set forth in this Section 5(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                           (i)      No  person  shall  have  any  discretion  to
select which Outside Directors or shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

                           (ii)     Options   shall   be   granted  to   Outside
Directors of the Company as follows:

                                    (A)     A person who  is  first   elected an
Outside Director o the Company after the date that this Plan is approved by the shareholders of the Company shall upon election automatically receive an Option to purchase 20,000 Shares.

                                    (B)     After  the  date  that   the Plan is
approved by the shareholders of the Company, (i) each Outside Director of the Company who first served as an Outside Director prior to September 1, 1995 shall automatically be granted an Option to purchase 5,000 shares on June 1, of each year during the term of the Plan, provided such person continues to serve as an Outside Director on such dates; (ii) each Outside Director of the Company who first served as an Outside Director prior to September 1, 1995 shall automatically be granted an Option to purchase 5,000 shares on September 6, 1995, provided such person is serving as an Outside Director on such date; and
(iii) each Outside Director of the Company who first served as an Outside Director after September 1, 1995 shall automatically be granted an Option to purchase 5,000 shares on each anniversary during the term of the Plan on the date of such person's election to the Board, provided such person continues to serve as an Outside Director on such dates.

                           (iii)    The terms of  an Option  granted pursuant to
this Section 5(e) shall be as follows:

                                    (A)     the term of the Option shall be  ten
(10) years;

                                    (B)     except as provided in Section 10  of
this Plan, the Option shall be exercisable only while the Outside Director remains a director;

                                    (C)     the  exercise  price  per  share  of
Common Stock shall be 100% of the fair market value on the date of grant of the Option, as determined in accordance with Section 9 of the Plan;

                                    (D)     the Option shall  become exercisable
in installments cumulatively with respect to one one-fourth (1/4) of the Optioned Stock one year after the date of grant and as to an additional one forty-eighth (1/48th) of the Optioned Stock on the last day of each calendar month thereafter; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Plan, nor shall any Option granted or amended on or after the date of a material amendment to the Plan (such as would require shareholder approval under Rule 16b-3) be exercisable prior to obtaining shareholder approval of such amendment.

         6.       Limitations.
                  ------------
                  (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

                  (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

                  (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

                           (i)      No Employee shall be granted, in any  fiscal
year of the Company, Options and Stock Purchase Rights to purchase more than 800,000 Shares.

                           (ii)     The  foregoing limitation  shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 13(a).

                           (iii)    If  an  Option  or  Stock Purchase  Right is
canceled (other than in connection with a transaction described in Section 13), the canceled Option or Stock Purchase Right will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

         7.       Term of Plan.  Subject  to  Section  19 of the Plan,  the Plan
                  ------------
shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

         8.       Term of Option. The term of each Option shall be stated in the
                  --------------
Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

         9.       Option Exercise Price and Consideration.
                  ---------------------------------------
                  (a)               Exercise Price. The per share exercise price
                                    --------------
for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                           (i)          In the case of an Incentive Stock Option

                                    (A)     granted to an Employee who,  at  the
time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (B)     granted to any  Employee othe   than
an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (ii)      In the case of a Nonstatutory Stock Option,
the per Share exercise price shall be determined by the Administrator.

                  (b)               Waiting Period and Exercise  Dates.   At the
                                    ----------------------------------
time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

                  (c)               Form of  Consideration.   The  Administrato
                                    ----------------------
shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                           (i)      cash;

                           (ii)     check;

                           (iii)    promissory note;

                           (iv)     other Shares which (A) in the case of Share
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           (v)      delivery  of  a properly  executed  exercise
notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                           (vi)     a  reduction   in the  amount of any Company
liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                           (vii)    any combination of the foregoing methods  of
payment; or

                           (viii)   such   other  consideration  and  method  of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10.      Exercise of Option.
                  ------------------
                  (a)               Procedure  for  Exercise;      Rights  as  a
                                    ------------------------
Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                           An Option may not be  exercised  for a fraction  of a
Share.

                           An Option shall be deemed exercised when the  Company
receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.

Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

                                    Exercising  an  Option  in any  manner shall
decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b)               Termination of Employment,    Consulting  or
                                    ------------------------
Outside Director Relationship. Upon termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director (but not in the event of a change of status from Employee to Consultant or Outside Director (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant or Outside Director to Employee), other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for 90 days following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed ninety (90) days from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c)               Disability  of  Optionee. In the event  that
                                    ------------------------
an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d)               Death of Optionee. In the event of the death
                                    -----------------
of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e)               Rule 16b-3.   Options granted to individuals
                                    ----------
subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         11.      Stock Purchase Rights.
                  ---------------------
                  (a)               Rights to Purchase.   Stock  Purchase Rights
                                    ------------------
may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

                  (b)               Repurchase     Option.       Unless      the
                                    ---------------------
Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

                  (c)               Rule  16b-3. Stock  Purchase Rights  granted
                                    -----------
to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

                  (d)               Other  Provisions.    The  Restricted  Stock
                                    -----------------
Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                  (e)               Rights as a Shareholder.   Once  the   Stock
                                    -----------------------
Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

         12.      Non-Transferability of Options and Stock  Purchase Rights.  An
                  ---------------------------------------------------------
Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         13.      Adjustments  Upon  Changes  in  Capitalization,   Dissolution,
                  --------------------------------------------------------------
Merger, Asset Sale or Change of Control.
----------------------------------------
                  (a)               Changes in Capitalization.  Subject  to  any
                                    -------------------------
required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  (b)               Dissolution  or   Liquidation.  In the event
                                    -----------------------------
of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

                  (c)               Merger or Asset Sale.    In  the event  of a
                                    --------------------
merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         14.      Date of Grant.    The date of  grant  of  an  Option  or Stock
                  -------------
Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         15.      Amendment and Termination of the Plan.
                  -------------------------------------
                  (a)               Amendment and Termination.  The Board may at
                                    -------------------------
any time amend, alter, suspend or terminate the Plan.

                  (b)              Shareholder   Approval.  The  Company   shall
                                   ----------------------
obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  (c)               Effect     of   Amendment  or   Termination.
                                    --------------------------------------------
No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         16.      Conditions Upon Issuance of Shares.
                  -----------------------------------
                  (a)               Legal  Compliance.   Shares   shall  no   be
                                    -----------------
issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b)               Investment Representations.   As a condition
                                    --------------------------
to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         17.      Liability of Company.
                  ---------------------
                  (a)               Inability to Obtain Authority. The inability
                                    ------------------------------
of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (b)               Grants  Exceeding  Allotted Shares.  If  the
                                    ----------------------------------
Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

         18.      Reservation of Shares.  The Company,   during the term of this
                  ---------------------
Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         19.      Shareholder Approval. Continuance of the Plan shall be subject
                  --------------------
to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.